Exhibit 99.1

Press Release Dated July 17, 2008

PHAZAR CORP ANNOUNCES THE RESIGNATION OF JAMES MILES AS PRESIDENT AND CEO

PHAZAR CORP, (Nasdaq: ANTP) announced that on July 11, 2008, James Miles resigned as President and CEO of PHAZAR CORP in order to devote more time to other unrelated business and personal investment interests.  James Miles also resigned as Chairman of the PHAZAR CORP Board of Directors.  Mr. Miles served on the PHAZAR CORP Board of Directors since 1999.  We anticipate that the Board of Directors will in the near future appoint successors to these offices.

Product information is available at www.antennaproducts.com, www.truemeshnetworks.com and www.phazar.com.

For further information contact:

Kathy Kindle, Antenna Products Corporation

Tel: 940 325 3301  Fax: 940 325 0716

kindle@antennaproducts.com

The common stock of PHAZAR CORP is listed on the NASDAQ Capital Market under the trading symbol “ANTP”.  This press release contains forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performances and underlying assumption and other statements, which are other than statements of historical facts.  Certain statements contained herein are forward-looking statements and, accordingly, involve risks and uncertainties, which could cause actual results, or outcomes to differ materially from those expressed in the forward-looking statements.  The Company’s expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitations, management’s examination of historical operating trends, data contained in the Company’s records and other data available from third parties, but there can be no assurance that management’s expectations, beliefs or projections will result, or be achieved, or accomplished.